Exhibit 10.47

February 14, 2005

Jeffrey A. Quiram

Re: Stock Option Grant: 1,200,000

Dear Jeff:

I am pleased to present you with the enclosed stock option grant.

1. Fill out the required section below and return it. Your grant cannot be finalized without it. (A copy will be returned to you after being countersigned by an officer of STI.)

2. Sign the Stock Option Agreement and return it. (A copy will be returned to you after being countersigned by an officer of STI.)

Please return all documentation to me.

In connection with your grant, you can review the Company’s 2003 Proxy, and the 2003 Stock Option Prospectus on our network at g:\groups\stock option financials\prospectus. If you desire a copy of these documents, or have questions regarding your grant, please feel free to contact me (805) 690-4539.

I am pleased that you have decided to join STI, and look forward to your contributions to the Company.

Sincerely,

Martin S. McDermut
Senior Vice President, Chief Financial Officer

For processing purposes, please complete. (If married, spouse must sign.)

Single (initial here)	Married (see below)

BY HIS OR HER SIGNATURE BELOW, THE SPOUSE OF THE OPTIONEE AGREES TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THE OPTION AGREEMENT.

Print - Name of Spouse	Signature

encl.

Superconductor Technologies Inc

460 Ward Drive
Santa Barbara, CA 93111-2356

Notice of Grant of Stock Options and Option Agreement

ID: __________

Name: Jeffrey A. Quiram	Option Number:
Address: [OMITTED]	Plan: 2003
City, State Zip: [OMITTED]	ID:

Effective 2/11/05, you have been granted a Stock Option to buy 1,200,000 shares of
Superconductor Technologies Inc. (the Company) stock at $1.04 per share (the price of common stock on 2/11/05 when the Company’s board of directors approved issuances of the Stock Option).

Except as otherwise set forth in your Employment Agreement dated as of February 14, 2005, (the “Employment Agreement”) the shares will become fully vested on the date shown. In the event of a conflict between this option agreement and the Employment Agreement, the Employment Agreement shall govern.

Shares	Full Vest (1)	Expiration (1)
300,000	2/17/2006	2/11/2015
36 equal monthly installments of 25,000 beginning 3/17/2006	2/17/2009	2/11/2015

1.	Vesting based on start date of 2/17/05 set forth Section 1.3 of the Employment Agreement. See the Employment Agreement for accelerated vesting provisions.

2.	Expiration is ten (10) ten years from date of grant which was 2/11/05.

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2003 Equity Incentive Plan and the Option Agreement, all of which are attached and made a part of this document.

Superconductor Technologies Inc.	Date: As of February 14, 2005

By:
Martin S. McDermut Senior Vice President, Chief Financial Officer

Jeffrey A Quiram	Date

SUPERCONDUCTOR TECHNOLOGIES INC.

2003 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

          This Option Agreement is subject to the terms and conditions in the Employment Agreement between the Company and Jeffrey A. Quiram dated as of February 14, 2005. In the event of any inconsistency between this Option Agreement and the Employment Agreement, the terms of the Employment Agreement will govern. This Option Agreement is also subject to the terms and conditions of the 2003 Equity Incentive Plan, but the terms of this Option Agreement will govern to the extent deviations are permitted under the 2003 Equity Incentive Plan.

          Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

II. AGREEMENT

          A. Grant of Option.

          The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.

          If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Non-statutory Stock Option (“NSO”).

          B. Exercise of Option.

               (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

               (b) Termination Period. See Employment Agreement.

               (c) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price and a confirmation of the obligation to pay withholding taxes as to all Exercised Shares. Upon receipt of an Exercise Notice, the Company shall provide Optionee with the amount of withholding taxes due in connection with the Exercise Notice (the “Withholding Tax”). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and Withholding Taxes.

               No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

          C. Method of Payment.

          Payment of the aggregate Exercise Price and Withholding Taxes shall be paid in full in cash or by any of the following methods:

1.	By personal check of the Optionee.

2.	By means of a broker-assisted exercise whereby the Optionee delivers to the Company, together with a properly executed exercise notice, such other documentation as the Committee and the broker assisting in the transaction shall require to effect an exercise of the Option, a sale of the shares of Common Stock acquired upon exercise and the delivery to the Company of the proceeds of such sale in full payment of the Exercise Price and Withholding Taxes.

3.	Any combination of the foregoing methods of payment.

The proceeds of a sale of Common Stock upon exercise of an Option shall constitute general funds of the Company.

          D. Non-Transferability of Option.

          This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

          E. Term of Option.

          This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

          F. Tax Consequences.

          Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          G. Exercising the Option.

               1. Non-statutory Stock Option. The Optionee may incur regular federal and state income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

               2. Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal and state income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Non-statutory Stock Option on the date three (3) months and one (1) day following such change of status.

                3. Disposition of Shares.

                    (a) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                    (b) ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

                    (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing, of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

          H. Entire Agreement: Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of California.

          I. NO GUARANTEE OF CONTINUED SERVICE.

          OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated on the Agreement.

EXHIBIT A

SUPERCONDUCTOR TECHNOLOGIES INC.
2003 EQUITY INCENTIVE PLAN
EXERCISE NOTICE

Superconductor Technologies, Inc.
460 Ward Drive, Suite F
Santa Barbara, California 93111-2310
Attention: Secretary

          1. Exercise of Option. Effective as of today, _______________________, _____________, the undersigned (“Purchaser”) hereby elects to purchase _________ shares (the “Shares”) of the Common Stock of Superconductor Technologies, Inc. (the “Company”) under and pursuant to the 2003 Equity Incentive (the “Plan”) and the Stock Option Agreement dated _____________________, _____________ (the “Option Agreement”). The purchase price for the Shares shall be $ __________, as required by the Option Agreement.

          2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares and agrees to deliver to the Company withholding taxes due within five(5) days of written demand.

          3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

          4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

          5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying, on the Company for any tax advice.

          6. Entire Agreement: Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:
PURCHASER	SUPERCONDUCTOR TECHNOLOGIES INC.

Signature	By

Print Name	Title

Date Received

Address:	Address:
460 Ward Drive, Suite F

Santa Barbara, CA 93111-2310